Exhibit 99.1

eGAIN ANNOUNCES FINANCIAL RESULTS FOR THE QUARTER ENDED DECEMBER 31, 2005

SECOND QUARTER HIGHLIGHTS

•	Total revenue up 16% from the comparable year-ago quarter

•	License revenue up 45% from the comparable year-ago quarter

•	Non-GAAP pro forma earnings of $722,000 up more than 400% from $142,000 in the comparable year-ago quarter (see table of reconciliation of GAAP earnings in supplemental information)

•	GAAP earnings of $245,000 compared to a loss of $1.0 million in the comparable year-ago quarter

Mountain View, Calif. (February 08, 2006) – eGain Communications Corporation (OTC: EGAN.OB), a leading provider of customer service and contact center software, today announced financial results for the second quarter of fiscal year 2006.

Total revenue for the quarter ended December 31, 2005 was $6.0 million, an increase of 16% or $822,000 from the comparable year-ago quarter. License revenue was $2.0 million, an increase of 45% or $629,000 from the comparable year-ago quarter. Support and services revenue was $4.0 million, an increase of 5% or $193,000 from the comparable year-ago quarter.

Net income applicable to common stockholders for the quarter ended December 31, 2005 was $245,000, or $0.02 per share, compared to a net loss applicable to common stockholders of $1.0 million, or $0.22 per share, for the same quarter a year ago.

Pro forma net income for the quarter ended December 31, 2005 was $722,000 or $0.05 per share, compared to $142,000, or $0.01 per share, for the same quarter a year ago. Pro forma net income (loss) figures exclude depreciation, amortization, restructuring expense, accreted dividends, interest expense, tax expense and stock-based compensation. A table reconciling the pro forma net income (loss) to GAAP net income (loss) is included in the condensed consolidated financial statements in this release.

Total cash and cash equivalents were $4.9 million at December 31, 2005, compared to $4.5 million at June 30, 2005. Days sales outstanding in receivables for the December 2005 quarter were 75 days compared to 55 days for the comparable year-ago quarter and 71 days for the quarter ended June 30, 2005.

“We are pleased with our year-to-date performance,” said Ashu Roy, eGain CEO. “We see growing demand for our multi-channel customer interaction hub solutions and plan to increase our sales and marketing investments moving forward to capitalize on this demand.”

Guidance for Fiscal Year 2006

•	Revenue is currently anticipated to be in the range of approximately $22 million to $24 million.

•	Diluted EPS (excluding stock-based compensation expense) is currently anticipated to be in the range of approximately $0.01 to $0.05 based on an estimated average of 15.3 million diluted shares.

•	Cash flow from operations is currently anticipated to be positive.

Use of Non-GAAP Financial Measures

To supplement eGain’s consolidated financial statements presented in accordance with GAAP (Generally Accepted Accounting Principles), eGain uses non-GAAP pro forma net income (loss) and pro forma net income (loss) per share measures, which are not in accordance with, nor an alternative to, GAAP financial measures and may be different from pro forma measures used by other companies. eGain’s management believes that the presentation of these measures is useful to investors and other interested persons because, by excluding certain expenses we believe are not indicative of our core operating results, the users of the financial statements are provided with valuable insight into eGain’s operating results. Further, these non-GAAP results are one of the primary indicators eGain’s management uses for planning and forecasting future performance. In addition, eGain has consistently provided these pro forma measurements in previous earnings releases and believes that it is important to provide investors and other interested persons with a consistent basis for comparison between quarters.

About eGain Communications Corporation

eGain is a provider of customer service and contact center software and services, trusted by world-class companies to achieve and sustain customer service excellence for over a decade. eGain Service 7™, the company’s software suite, available licensed or hosted, includes integrated applications for customer email management, live web collaboration, service fulfillment, knowledge management, and web self-service. These robust applications are built on the eGain Service Management Platform ™ (eGain SMP™), designed to be a scalable next-generation framework that includes end-to-end service process management, multi-channel, multi-site contact center management, a flexible integration approach, and certified out-of-the-box integrations with leading call center, content and business systems.

To find out more about eGain, visit http://www.eGain.com or call the company’s offices—United States: (888) 603-4246 ext. 9; London: +44 (0) 1753-464646

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Cautionary Note Regarding Forward-looking Statements

All statements in this release that involve eGain’s plans, forecasts, beliefs, projections, expectations, strategies and intentions are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on information available to eGain at the time of this release, are not guarantees of future results; rather, they are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in this release. These risks include, but are not limited to, the uncertainty of demand for eGain products; the anticipated customer benefits from eGain products; increased competition and technological changes in the markets in which eGain competes; eGain’s ability to manage its expenditures; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K filed on September 28, 2005, and the company’s quarterly reports on Form 10-Q. eGain assumes no obligation to update these forward-looking statements.

Note: eGain is a registered trademark, and the other eGain product and service names appearing in this release are trademarks or service marks, of eGain Communications Corp. All other company names and products are trademarks or registered trademarks of their respective companies.

Company Contact: Karen Thrash 650-230-7528 PR@eGain.com	Investor Contact: IRegain@eGain.com

eGain Communications Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2005	June 30, 2005
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$4,856	$4,498

Restricted cash	12	12
Accounts receivable, net	5,031	4,590
Prepaid and other current assets	1,014	1,125

Total current assets	10,913	10,225

Property and equipment, net	823	741

Goodwill, net	4,880	4,880
Other assets	55	58

Total assets	$16,671	$15,904

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,033	$1,109
Accrued compensation	1,364	1,386
Accrued liabilities	1,276	1,190
Deferred revenue	4,327	4,144
Current portion of accrued restructuring	—	17

Current portion of bank borrowings	1,650	1,585

Total current liabilities	9,650	9,431

Related party notes payable	8,096	7,579

Bank borrowings, net of current portion	86	69
Other long term liabilities	223	229

Total liabilities	18,055	17,308

Stockholders’ equity:
Common stock	$15	$15
Additional paid-in capital	315,617	315,467
Notes receivable from stockholders	(73)	(72)
Accumulated other comprehensive loss	(533)	(456)
Accumulated deficit	(316,410)	(316,358)

Total shareholders’ equity	$(1,384)	$(1,404)

	$16,671	$15,904

eGain Communications Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2005	2004	2005	2004
Revenue:
License	$2,013	$1,384	$3,390	$2,657
Support and Services	3,996	3,803	7,842	7,251

Total revenue	6,009	5,187	11,232	9,908
Cost of license	133	76	186	249

Cost of support and services	1,570	1,512	3,282	2,967

Gross profit	4,306	3,599	7,764	6,692

Operating costs and expenses:
Research and development	689	524	1,387	1,062

Sales and marketing	2,238	2,206	4,348	4,307
General and administrative	707	848	1,304	1,598
Stock-Based Compensation	75	—	151	—
Restructuring and other	—	(958)	—	(958)

Total operating costs and expenses	3,709	2,620	7,190	6,009

Income from operations	597	979	574	683
Non-operating income (expenses)	(352)	(247)	(626)	(523)

Net income / (loss)	245	732	(52)	160

Dividends on convertible preferred stock	—	(1,781)	—	(3,732)

Net income / (loss) applicable to common stockholders	245	(1,049)	(52)	(3,572)

Per share information:

Basic and diluted net income / (loss) per common share	$0.02	$(0.22)	$(0.00)	$(0.84)

Weighted average shares used in computing basic and diluted net income / (loss) per common share	15,302	4,831	15,302	4,264

Supplemental information:

Non-GAAP financial measures and reconciliation
Net income / (loss) applicable to common stockholders	$245	$(1,049)	$(52)	$(3,572)
Less: Amortization of prepaid licenses	—	—	—	66
Depreciation	88	88	169	183
Dividends on convertible preferred stock	—	1,781	—	3,732
Interest and Tax	314	280	590	598
Stock-Based Compensation	75	—	151	—
Restructuring costs	—	(958)	—	(958)

Pro forma net income:	$722	$142	$858	$49

Basic and diluted pro forma net income per common share	$0.05	$0.01	$0.06	$0.00

Weighted average shares used in computing basic and diluted pro forma net income (adjusted for the conversion of preferred stock at the beginning of the period)	15,302	15,288	15,302	15,286